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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                ---------------


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: August 27, 1997


                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

   DELAWARE                            0-19724                   33-0311631
(State or other jurisdiction of      (Commission      (IRS Employer Identification No.)
incorporation or organization)       File Number)

     10655 SORRENTO VALLEY ROAD
       SAN DIEGO, CALIFORNIA                          92121
(Address of Principal Executive Offices)            (Zip Code)


                                (619) 558-6064
             (Registrant's telephone number, including area code)



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

Item 5.  Other Events.
         ------------

     Stockholder Protection Measures.
     -------------------------------

          On August 22, 1997, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") to purchase a certain number of units (determined by a formula described herein) for each outstanding share of common stock, $.01 par value per share (the "Common Stock") and Series D Preferred Stock, $.01 per value per share (the "Series D Preferred Stock"), of the Company at a purchase price of $8.00, subject to adjustment (the "Exercise Price"). Each unit is equal to one one-hundredth of a share of a newly designated Series X Junior Participating Preferred Stock (the "Series X Preferred Stock") of the Company.

          The distribution will be payable to stockholders of record as of the close of business on September 10, 1997 (the "Record Date"). The Board of Directors of the Company further declared that one Right be distributed with each share of Common Stock and each share of Series D Preferred Stock of the Company issued after the Record Date but prior to the Separation Time (as defined below) or the earlier expiration, exchange, redemption or termination of the Rights. The description and terms of the Rights are set forth in a Stockholder Protection Agreement, dated as of August 22, 1997 (the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"). The description of the Rights and of the Rights Agreement contained herein is only a summary, and is qualified in its entirety by reference to the Rights Agreement, a copy of which has been filed as an exhibit to this Form 8-K.

          Initially, the Rights will be attached to the Common Stock and Series D Preferred Stock then outstanding, and no separate certificates evidencing the rights ("Rights Certificates") will be issued. The Rights will separate from the Common Stock and Series D Preferred Stock, Rights Certificates will be issued and the Rights will become exercisable upon the earlier to occur of 10 business days (or such later date as may be determined by action of the Board of Directors prior to the Separation Time) following the earlier to occur of (i) a public announcement or resolution of the Board of Directors recognizing that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (ii) the commencement or announcement of an intention to make a tender or exchange offer for Common Stock of the Company the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 15% or more of such outstanding Common Stock (the earlier of such dates being referred to as the "Separation Time"). However, a person or group of affiliated or associated persons who acquires the beneficial ownership of 15% or more of the Common Stock then outstanding either (i) by reason of share purchases by the Company reducing the number of Common Stock outstanding, or (ii) inadvertently, if such person or group notifies the Board of Directors of such inadvertent purchase within five business days and within two business days after such notice divests itself of enough Common Stock so as to no longer have beneficial ownership of 15% or more of the outstanding Common Stock, will not be an Acquiring Person. Pursuant to the terms of the Rights Agreement, certain types of institutional investors, as well as designated minority and strategic investors, will not be an Acquiring Person unless such investor (i) acquires,
(ii) attains the right to acquire or (iii) announces or commences a tender or exchange offer to acquire beneficial ownership of in excess of that percentage expressly permitted in writing by the Board of Directors up to 24% for institutional or strategic investors and up to 30% for minority investors of the outstanding Common Stock.

          The Rights Agreement provides that, until the Separation Time, the Rights will be evidenced only by the certificates evidencing, and will be transferred only with, the Common Stock or Series D Preferred Stock. Until the Separation Time, new Common Stock and Series D Preferred Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Separation Time, the surrender for transfer, conversion or exchange of any certificates for Common Stock or Series D Preferred Stock outstanding on or after the Record Date, even without such notation, will also constitute the transfer of the Rights associated with the Common Stock and Series D Preferred Stock represented by such certificates. Immediately prior to the Separation Time the Rights associated with any outstanding shares of Series D Preferred Stock will be converted into that number of Rights to which the holders of such shares would have been entitled had they converted the Series D Preferred Stock immediately prior to the Separation Time. As soon as practicable following the Separation Time, separate Rights Certificates will be mailed to holders of record of the Common Stock and Series D Preferred Stock as of the close of business on the Separation Time, and such separate Rights Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Separation Time. The Rights will expire at the close of business on September 9, 2007, unless earlier redeemed, exchanged or terminated as provided below.

          Following the Separation Time, holders of the Rights (the "Rights Holders") (other than Rights beneficially owned by the Acquiring Person or its affiliates or associates, which will thereafter be void) will be entitled to receive upon exercise and payment of the Exercise Price that number of units of the Series X Preferred Stock which equals the result obtained by dividing the Exercise Price by 50% of the Market Price (as defined in the Rights Agreement) per share of Common Stock. The rights, preferences and restrictions with respect to the Series X Preferred Stock are set forth in a Certificate of Designation filed with the office of the Delaware Secretary of State, a copy of which is filed as an exhibit to this Form 8-K. The Exercise Price payable, and the number of shares of Series X Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution.

          In the event that, after the Separation Time, the Company consolidates or merges with another entity or the Company sells or otherwise transfers 50% or more of its consolidated assets or earning power, proper provision will be made so that each Rights Holder (other than Rights beneficially owned by an Acquiring Person or affiliates or associates thereof) will thereafter have the right to receive, upon exercise, either that number of shares of Common Stock of the Company, if the Company is the surviving corporation of the merger or consolidation, or of common stock in the surviving acquiring company (or, in the event there is more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred), which at the time of such transaction would have a market value of two times the Exercise Price of the Right.

          The Company may elect not to issue fractional shares of Series X Preferred Stock upon exercise of a Right and in lieu thereof may evidence such fractional shares by depositary receipts or may make an adjustment in cash based on the market price of the Series X Preferred Stock on the last trading date prior to the date of exercise of the Right.

          At any time prior to the earlier to occur of: (i) the Separation Time or (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of Rights Holders will be to receive the Redemption Price.

          Subject to applicable law, the Board of Directors, at its option, may, at any time after a person or group becomes an Acquiring Person, exchange all or part of the then outstanding Rights (other than Rights beneficially owned by an Acquiring Person or affiliates or associates thereof) for Common Stock at an exchange ratio equal to the Exercise Price divided by the Market Price of one share of Common Stock per Right, subject to adjustment.

          The Series X Preferred Stock purchasable upon exercise of the Rights will not be redeemable and will be, in ranking as to dividends, on a parity with, and as to liquidation preferences, senior to, the Common Stock but junior to any other series of preferred stock the Company may issue or has issued (unless otherwise provided in the terms of such preferred stock). Each Series X Preferred Stock will have a dividend in an amount equal to 100 times any cash dividend declared on each share of Common Stock. In the event of liquidation, the holders of Series X Preferred Stock will be entitled to a preferred liquidation payment equal to the greater of $100.00 or 100 times the payment made per each share of Common Stock. Each share of Series X Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series X Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the Series X Preferred Stock as to dividends, liquidation and voting are protected by customary antidilution provisions.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The terms of the Rights may be amended at any time by the Board of Directors of the Company without the consent of Rights Holders in order to cure any ambiguity or to correct or supplement any defective or inconsistent provision and may, prior to the Separation Time, be amended to change or supplement any other provision in any manner that the Board may deem necessary or desirable. After the Separation Time, the terms of the Rights may be amended (other than to cure ambiguities or to correct or supplement defective or inconsistent provisions) only so long as the amendment does not adversely affect the interests of Rights Holders (other than the Acquiring Person).

          The issuance of the Series X Preferred Stock pursuant to the Rights will be subject to the effectiveness of a registration statement under the Securities Act of 1933 and a registration statement on Form 8-A under the Securities Exchange Act of 1934. A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an exhibit to such registration statements, and Rights holders will be able to obtain a copy of the Rights Agreement free of charge from the Company.

          The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company because the Board of Directors may, at its option, at any time prior to the Separation Time, redeem all but not less than all the then outstanding Rights at the Redemption Price.

Exhibits
--------

          Exhibit No.    Description
          -----------    -----------
             3.1              Certificate of Designation, Preferences and Rights
                              of Series X Preferred Stock.

             4.1              Stockholder Protection Agreement, dated as of
                              August 22, 1997, between Protein Polymer
                              Technologies, Inc. and Continental Stock Transfer
                              & Trust Company, as Rights Agent.

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROTEIN POLYMER TECHNOLOGIES, INC.



                                       By:/s/ J. Thomas Parmeter
                                          -------------------------------
                                          J. Thomas Parmeter
                                          Chief Executive Officer


Date:  August 27, 1997

                                 EXHIBIT INDEX
                                 -------------

Exhibits
--------

       Exhibit No.                 Description
       -----------                 -----------
           3.1      Certificate of Designation, Preferences and Rights of Series
                    X Preferred Stock.

           4.1      Stockholder Protection Agreement, dated as of August 22,
                    1997, between Protein Polymer Technologies, Inc. and
                    Continental Stock Transfer & Trust Company, as Rights Agent.
